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                                                                     EXHIBIT 4.1


                       SOUTHWESTERN LIFE HOLDINGS, INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                               CUSIP 845606 10 2

                      SEE REVERSE FOR CERTAIN DEFINITIONS

                                 xCOMMON STOCK

THIS IS TO CERTIFY THAT
is the owner of

    FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01, OF

                       SOUTHWESTERN LIFE HOLDINGS, INC.

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Delaware and to the Certificate of Incorporation and By-Laws of the Corporation as now or hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

   WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
                                   PRESIDENT
                                   SECRETARY

COUNTERSIGNED AND REGISTERED:

                         EQUISERVE TRUST COMPANY, N.A.

                                                    TRANSFER AGENT AND REGISTRAR
BY

                                                            AUTHORIZED SIGNATURE